Exhibit 99.1

Guidewire Announces Second Quarter Fiscal Year 2026 Financial Results

SAN MATEO, Calif., March 5, 2026 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended January 31, 2026.

“We delivered another outstanding quarter highlighted by consistent execution, strong growth, and durable demand for large, multi-year deals,” said Mike Rosenbaum, chief executive officer, Guidewire. “Our momentum continues to build as AI drives core system modernization activity, product development velocity, and customer and partner engagement.”

“We are raising our fiscal year outlook across the board and this is informed by our better than expected Q2 results and the continued strength of our pipeline,” said Jeff Cooper, chief financial officer, Guidewire. “ARR growth of 22% year-over-year reflects the strong sales momentum and unique durability we have established.”

Second Quarter Fiscal Year 2026 Financial Highlights
Revenue
•Total revenue for the second quarter of fiscal year 2026 was $359.1 million, an increase of 24% from the same quarter in fiscal year 2025. Subscription and support revenue was $237.2 million, an increase of 33%; license revenue was $59.5 million, a decrease of 7%; and services revenue was $62.4 million, an increase of 30%, each compared to the same quarter in fiscal year 2025.
•As of January 31, 2026, annual recurring revenue, or ARR, was $1,121 million, compared to $1,041 million as of July 31, 2025. ARR results for interim quarterly periods in fiscal year 2026 are based on actual currency rates at the end of fiscal year 2025, held constant throughout the year.
Profitability
•GAAP income from operations was $38.4 million for the second quarter of fiscal year 2026, compared with $11.7 million for the same quarter in fiscal year 2025.
•Non-GAAP income from operations was $87.4 million for the second quarter of fiscal year 2026, compared with $53.9 million for the same quarter in fiscal year 2025.
•GAAP net income was $60.1 million for the second quarter of fiscal year 2026, compared with GAAP net loss of $37.3 million for the same quarter in fiscal year 2025. GAAP diluted net income per share was $0.70 for the second quarter of fiscal year 2026, based on diluted weighted average shares outstanding of 86.1 million, compared with GAAP diluted net loss per share of $0.45 for the same quarter in fiscal year 2025, based on diluted weighted average shares outstanding of 83.7 million.
•Non-GAAP net income was $100.7 million for the second quarter of fiscal year 2026, compared with $43.9 million for the same quarter in fiscal year 2025. Non-GAAP diluted net income per share was $1.17 for the second quarter of fiscal year 2026, based on diluted weighted average shares outstanding of 86.1 million, compared with non-GAAP diluted net income per share of $0.51 for the same quarter in fiscal year 2025, based on diluted weighted average shares outstanding of 86.2 million.

Liquidity and Capital Resources
•Guidewire had $1,351.4 million in cash, cash equivalents, and investments at January 31, 2026, compared to $1,483.2 million at July 31, 2025.
•During the second quarter of fiscal year 2026, Guidewire completed its share repurchase program previously authorized in September 2022. In January 2026, Guidewire authorized a new $500 million share repurchase program. Guidewire repurchased 740,995 shares of common stock at an average price of $199.99 in the quarter ended January 31, 2026. As of January 31, 2026, $490 million remains under the January 2026 share repurchase program.

Business Outlook
Guidewire is issuing the following outlook for the third quarter of fiscal year 2026 based on current expectations:
•Ending ARR between $1,144 million and $1,150 million
•Subscription and support revenue between $239 million and $243 million
•Total revenue between $352 million and $358 million
•GAAP operating income between $11 million and $17 million
•Non-GAAP operating income between $59 million and $65 million

Guidewire is issuing the following updated outlook for fiscal year 2026 based on current expectations:
•Ending ARR between $1,229 million and $1,237 million
•Subscription and support revenue between $962 million and $966 million
•Total revenue between $1,438 million and $1,448 million
•GAAP operating income between $100 million and $110 million
•Non-GAAP operating income between $293 million and $303 million
•Operating cash flow between $360 million and $375 million

Conference Call Information

What:	Guidewire Second Quarter Fiscal Year 2026 Financial Results Conference Call
When:	Thursday, March 5, 2026
Time:	2:00 p.m. PT (5:00 p.m. ET)
Dial-In:	(669) 444-9171
Meeting ID:	999 2833 5730
Password:	925553
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months. Beginning with the second quarter of fiscal year 2026, quarterly earnings supplemental presentations are available on our website.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss) and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible senior notes, changes in fair value of strategic investments, gain (loss) on sale of strategic investments, retirement of debt, and related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization and stock-based compensation.

Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities for the current reporting period, which may not be the same as the timing and amount of revenue recognized. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations at a higher or lower fee arrangement that are effective as of the ARR reporting date. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our ARR calculations. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation generally only impacts the initial term of the contract. This means that if we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value would be recognized as services revenue, but our reported ARR amount would not be impacted. During the six months ended January 31, 2026, the recurring license and support or subscription contract value recognized as services revenue was $4.6 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. Guidewire’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. Guidewire believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Guidewire’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Guidewire’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Guidewire’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate Guidewire’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurers in 43 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

We are proud of our unparalleled implementation record, with 1,700+ successful projects supported by the industry’s largest R&D team and SI partner ecosystem. Our marketplace represents the largest partner community in P&C, where customers can access hundreds of applications to accelerate integration, localization, and innovation.

Guidewire uses its Investor Relations website (ir.guidewire.com), X feed (@Guidewire_PandC), and LinkedIn page (www.linkedin.com/company/guidewire-software) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to Guidewire’s press releases, filings with the Securities and Exchange Commission, public conference calls, and webcasts.

NOTE: For information about Guidewire’s trademarks, visit www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and targets, our business and product strategies, our sales and pipeline momentum, and our market opportunities. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: fluctuations in our quarterly and annual operating results; our reliance on sales to, and renewals from, a relatively small number of large customers and the related substantial negotiating leverage of these customers; the length and complexity of our sales, product development, and implementation cycles; our competitive environment and changes thereto; our ability to effectively manage international expansion; issues in the development and use of artificial intelligence and machine learning technologies and the related evolving regulatory environment; our making long-term pricing commitments in our customer contracts based on available information and estimates about our future costs that may change; our ability to expand adoption of our cloud-based products and services, and the risk that any of our established products may fail to satisfy customer demands or maintain market acceptance; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our ability to develop, introduce, and market new and enhanced versions of our products and services; our ability to retain existing and hire new personnel, including managing a hybrid and geographically distributed workforce; errors or failures in our products or services, as well as service interruptions or failure of the third-party service providers we rely on; our ability to sell our services and products is highly dependent on the quality of our professional services and third-party global system integrators partners; use of AI by our workforce may present risks to our business; our services revenue produces lower gross margins than our license, subscription and support revenue; the impact of global events (including, without limitation, ongoing global conflicts, inflation, high interest rates, economic volatility, political uncertainties, tariffs, bank failures and associated financial instability, and supply chain issues); data security breaches of our cloud-based services and products or unauthorized access to our employees’ or our customers’ data; the impact of new regulations and laws (including, without limitation, security, privacy, AI and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; stock price volatility regardless of our operating performance; and other risks and uncertainties. Past performance is not indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Melissa Cobb
Guidewire
(650) 464-1177
mcobb@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	January 31, 2026	July 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$407,946	$697,902
Short-term investments	511,221	451,541
Accounts receivable, net	162,937	140,639
Unbilled accounts receivable, net	174,651	130,959
Prepaid expenses and other current assets	89,434	86,374
Total current assets	1,346,188	1,507,415
Long-term investments	432,255	333,754
Unbilled accounts receivable, net	83	670
Property and equipment, net	65,315	60,436
Operating lease assets	37,430	39,309
Intangible assets, net	19,833	12,042
Goodwill	422,113	393,978
Deferred tax assets, net	292,842	297,234
Other assets	75,686	76,261
TOTAL ASSETS	$2,691,745	$2,721,099
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$28,946	$28,797
Accrued employee compensation	84,697	140,613
Deferred revenue, net	307,646	340,253
Other current liabilities	37,694	35,139
Total current liabilities	458,983	544,802
Lease liabilities	28,673	30,687
Convertible senior notes, net	676,323	674,568
Deferred revenue, net	4,977	4,533
Other liabilities	12,171	9,279
Total liabilities	1,181,127	1,263,869
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	2,124,589	2,020,393
Accumulated other comprehensive income (loss)	(2,959)	(8,922)
Retained earnings (accumulated deficit)	(611,021)	(554,249)
Total stockholders’ equity	1,510,618	1,457,230
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,691,745	$2,721,099

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2026	2025	2026	2025
Revenue:
Subscription and support	$237,209	$177,838	$459,412	$347,580
License	59,528	63,694	101,495	101,064
Services	62,358	47,948	130,827	103,737
Total revenue	359,095	289,480	691,734	552,381
Cost of revenue(1):
Subscription and support	63,928	59,096	127,854	113,120
License	442	942	1,086	1,823
Services	63,205	50,290	121,750	99,894
Total cost of revenue	127,574	110,328	250,690	214,837
Gross profit:
Subscription and support	173,281	118,742	331,558	234,460
License	59,086	62,752	100,409	99,241
Services	(847)	(2,342)	9,077	3,843
Total gross profit	231,521	179,152	441,044	337,544
Operating expenses(1):
Research and development	83,324	70,268	161,642	139,148
Sales and marketing	61,475	55,452	125,733	106,930
General and administrative	48,281	41,709	96,750	84,463
Total operating expenses	193,080	167,429	384,125	330,541
Income (loss) from operations	38,441	11,723	56,919	7,003
Interest income	12,487	15,722	27,137	29,328
Interest expense	(3,334)	(4,183)	(6,646)	(6,245)
Other income (expense), net	26,958	(66,289)	21,644	(70,344)
Income (loss) before provision for (benefit from) income taxes	74,552	(43,027)	99,054	(40,258)
Provision for (benefit from) income taxes	14,442	(5,750)	7,636	(12,120)
Net income (loss)	$60,110	$(37,277)	$91,418	$(28,138)
Net income (loss) per share:
Basic	$0.71	$(0.45)	$1.08	$(0.34)
Diluted	$0.70	$(0.45)	$1.06	$(0.34)
Shares used in computing net income (loss) per share:
Basic	84,858,179	83,705,700	84,819,190	83,490,968
Diluted	86,116,567	83,705,700	86,339,391	83,490,968

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
	2026	2025	2026	2025
Stock-based compensation expense:
Cost of subscription and support revenue	$3,596	$3,773	$7,046	$6,913
Cost of license revenue	—	36	—	72
Cost of services revenue	6,395	5,361	12,095	10,163
Research and development	12,957	10,469	24,216	20,293
Sales and marketing	11,594	10,880	23,416	20,568
General and administrative	12,216	10,429	23,301	20,999
Total stock-based compensation expense	$46,758	$40,948	$90,074	$79,008

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended January 31,		Six Months Ended January 31,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$60,110	$(37,277)	$91,418	$(28,138)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,040	5,728	13,402	11,573
Amortization of debt issuance costs	984	1,179	1,964	1,724
Amortization of contract costs	8,502	7,453	17,304	15,233
Stock-based compensation	46,758	40,948	90,074	79,008
Changes to allowance for credit losses and revenue reserves	(21)	(167)	2,337	1,090
Deferred income tax	9,993	(6,204)	1,466	(14,159)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(2,060)	(3,321)	(4,008)	(6,549)
Gain on sale of strategic investments	—	(3,671)	—	(3,671)
Changes in fair value of strategic investments	(15)	291	45	238
Loss on retirement of debt	—	53,265	—	53,565
Other non-cash items affecting net income (loss)	(10)	17	7	3
Changes in operating assets and liabilities:
Accounts receivable	(67,341)	(25,792)	(23,665)	12,817
Unbilled accounts receivable	(11,625)	14,795	(43,095)	(24,094)
Prepaid expenses and other assets	(9,571)	(8,275)	(14,281)	(17,207)
Operating lease assets	206	(1,149)	1,879	608
Accounts payable	(2,451)	(6,056)	1,813	10,150
Accrued employee compensation	11,973	9,667	(57,657)	(46,878)
Deferred revenue	56,270	40,585	(32,515)	(17,522)
Lease liabilities	207	1,534	(1,330)	(151)
Other liabilities	3,097	2,441	(510)	(3,954)
Net cash provided by (used in) operating activities	112,046	85,991	44,648	23,686
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(217,024)	(218,093)	(535,549)	(429,742)
Maturities and sales of available-for-sale securities	193,217	163,215	382,943	303,111
Purchases of property and equipment	(3,284)	(790)	(8,162)	(1,633)
Capitalized software development costs	(3,104)	(2,923)	(8,192)	(7,156)
Acquisition of strategic investments	(2,348)	—	(2,348)	(772)
Sale of strategic investment	—	5,671	—	5,671
Acquisition of business, net of acquired cash	(33,252)	—	(33,252)	—
Net cash provided by (used in) investing activities	(65,795)	(52,920)	(204,560)	(130,521)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	(910)	—	671,840
Payment for the retirement of convertible senior notes	—	(153,141)	—	(353,535)
Purchase of capped calls	—	—	—	(58,788)
Payment of revolving credit facility costs	—	(2,065)	—	(2,065)
Proceeds from issuance of common stock under employee stock purchase plan	13,364	—	13,364	—
Proceeds from issuance of common stock upon exercise of stock options	118	525	531	2,464
Repurchase and retirement of common stock	(148,192)	—	(148,192)	—
Net cash provided by (used in) financing activities	(134,710)	(155,591)	(134,297)	259,916
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	3,175	(3,554)	3,061	(3,585)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(85,284)	(126,074)	(291,148)	149,496

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	493,230	824,754	699,094	549,184
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$407,946	$698,680	$407,946	$698,680

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2026	2025	2026	2025
Gross profit reconciliation:
GAAP gross profit	$231,521	$179,152	$441,044	$337,544
Non-GAAP adjustments:
Stock-based compensation	9,991	9,170	19,141	17,148
Amortization of intangibles	1,057	485	1,864	970
Non-GAAP gross profit	$242,569	$188,807	$462,049	$355,662

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$38,441	$11,723	$56,919	$7,003
Non-GAAP adjustments:
Stock-based compensation	46,758	40,948	90,074	79,008
Amortization of intangibles	1,748	1,278	3,203	2,645
Acquisition consideration holdback	447	—	624	—
Non-GAAP income (loss) from operations	$87,394	$53,949	$150,820	$88,656

Net income (loss) reconciliation:
GAAP net income (loss)	$60,110	$(37,277)	$91,418	$(28,138)
Non-GAAP adjustments:
Stock-based compensation	46,758	40,948	90,074	79,008
Amortization of intangibles	1,748	1,278	3,203	2,645
Acquisition consideration holdback	447	—	624	—
Amortization of debt issuance costs	984	1,179	1,963	1,724
Changes in fair value of strategic investments	(15)	291	45	238
Gain on sale of strategic investments	—	(3,671)	—	(3,671)
Retirement of debt	—	53,265	—	53,565
Tax impact of non-GAAP adjustments	(9,345)	(12,084)	(29,680)	(24,751)
Non-GAAP net income (loss)	$100,687	$43,929	$157,647	$80,620

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$14,442	$(5,750)	$7,636	$(12,120)
Non-GAAP adjustments:
Stock-based compensation	8,996	5,160	17,310	10,735
Amortization of intangibles	336	161	615	361
Acquisition consideration holdback	86	—	120	—
Amortization of debt issuance costs	189	149	377	229
Changes in fair value of strategic investments	(3)	37	9	29
Gain on sale of strategic investments	—	(463)	—	(463)
Retirement of debt	—	6,712	—	6,756
Tax impact of non-GAAP adjustments	(260)	328	11,249	7,104
Non-GAAP tax provision (benefit)	$23,787	$6,334	$37,317	$12,631

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2026	2025	2026	2025
Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$0.70	$(0.45)	$1.06	$(0.34)
Non-GAAP adjustments:
Stock-based compensation	0.54	0.49	1.04	0.95
Amortization of intangibles	0.02	0.02	0.04	0.03
Acquisition consideration holdback	—	—	—	—
Amortization of debt issuance costs	0.01	0.01	0.02	0.02
Changes in fair value of strategic investments	—	—	—	—
Gain on sale of strategic investments	—	(0.04)	—	(0.04)
Retirement of debt	—	0.64	—	0.64
Tax impact of non-GAAP adjustments	(0.11)	(0.14)	(0.34)	(0.30)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	—	(0.02)	—	(0.02)
Non-GAAP net income (loss) per share – diluted	$1.17	$0.51	$1.83	$0.94

Shares used in computing non-GAAP net income (loss) per share amounts:
GAAP weighted average shares – diluted	86,116,567	83,705,700	86,339,391	83,490,968
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	—	2,510,517	—	2,494,953
GAAP and pro forma weighted average shares — diluted	86,116,567	86,216,217	86,339,391	85,985,921
The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended January 31,		Six Months Ended January 31,
	2026	2025	2026	2025
Free cash flow:
Net cash provided by (used in) operating activities	$112,046	$85,991	$44,648	$23,686
Purchases of property and equipment	(3,284)	(790)	(8,162)	(1,633)
Capitalized software development costs	(3,104)	(2,923)	(8,192)	(7,156)
Free cash flow	$105,658	$82,278	$28,294	$14,897

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Third Quarter Fiscal Year 2026			Fiscal Year 2026
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$11	—	$17	$100	—	$110
Non-GAAP adjustments:
Stock-based compensation	46	—	46	185	—	185
Amortization of intangibles & other	2	—	2	9	—	9
Non-GAAP income (loss) from operations	$59	—	$65	$293	—	$303
Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.